UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2018

Xcerra Corporation

(Exact name of Registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

825 University Avenue

Norwood, MA 02062

(Address of principal executive offices)

(781) 461-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger, dated as of May 7, 2018 (the “Merger Agreement”), by and among Xcerra Corporation, a Massachusetts corporation (“Xcerra” or the “Company”), Cohu, Inc., a Delaware corporation (“Cohu”), and Xavier Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Cohu (“Merger Sub”), on October 1, 2018, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving as wholly owned subsidiary of Cohu. Capitalized terms not otherwise defined herein have the meaning set forth in the Merger Agreement.

In the Merger, each share of common stock, par value $0.05 per share, of the Company (“Xcerra Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), excluding (a) any shares owned by Cohu, Merger Sub or the Company, or by any direct or indirect wholly owned subsidiary of Cohu or the Company (all of which were cancelled) and (b) any shares of Xcerra Common Stock with respect to which appraisal rights had been properly exercised in accordance with Section 13.02 of the Massachusetts Business Corporation Act (shares referenced in (a) and (b), the “Excluded Shares”), was cancelled and extinguished and automatically converted into the right to receive (i) $9.00 in cash, without interest (the “Cash Consideration”) and (ii) 0.2109 of a validly issued, fully paid and nonassessable share of common stock of Cohu, par value $1.00 per share (“Cohu Common Stock”) (the “Stock Consideration” and, together with the Cash Consideration, the “Merger Consideration”).

At the Effective Time, each outstanding Xcerra restricted stock unit (an “Xcerra RSU”) that either (a) vested automatically according to its terms at the Effective Time, or (b) was held by a member of the board of directors of Xcerra (each, a “Vested Restricted Stock Unit”), was cancelled and terminated as of the Effective Time and the holder thereof became entitled to receive (i) an amount in cash (without interest) equal to the product of (A) the Cash Consideration multiplied by (B) the total number of shares of Xcerra Common Stock represented by such Vested Restricted Stock Unit and (ii) a number of shares of Cohu Common Stock equal to the product of (X) the Stock Consideration multiplied by (Y) the total number of shares of Xcerra Common Stock represented by such Vested Restricted Stock Unit immediately prior to the Effective Time. Each Xcerra RSU that is outstanding and unvested as of the Effective Time which was not a Vested Restricted Stock Unit (an “Unvested Restricted Stock Unit”), was assumed by Cohu and converted into a Cohu restricted stock unit award (an “Assumed Restricted Stock Unit Award”) representing that number of whole shares of Cohu Common Stock equal to the product of (a) the number of shares of Xcerra Common Stock represented by such Unvested Restricted Stock Unit immediately prior to the Effective Time multiplied by (b) (i) the sum of (A) the Stock Consideration plus (B) the quotient of (1) the Cash Consideration divided by (2) the volume weighted average of the trading prices of Cohu Common Stock on each of the three consecutive trading days ending on the trading day that is one trading day prior to the Closing Date, rounded to the nearest one thousandth, with the result rounded down to the nearest whole number of shares of Cohu Common Stock. Each Assumed Restricted Stock Unit Award shall be subject to the same terms and conditions applicable to the Unvested Restricted Stock Unit immediately prior to the Effective Time, including the same vesting restrictions and continued service requirements, except for reasonable administrative changes that are not materially adverse to the holder of the Unvested Restricted Stock Unit or changes to which the holder consents.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2018, which is incorporated herein by reference.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 on this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2018, the Company notified Nasdaq that the Merger had been completed and requested that trading in the Xcerra Common Stock on Nasdaq be suspended effective prior to the opening of business on October 1, 2018. The Company also requested that Nasdaq file with the SEC a notification of removal from listing on Form 25 with respect to the delisting of the Xcerra Common Stock from Nasdaq.

The Company intends to file with the SEC a certification on Form 15 to terminate or suspend its reporting obligations under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

ITEM 3.03	Material Modification to Rights of Security Holders.

As disclosed under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding shares of Xcerra Common Stock (other than the Excluded Shares) were automatically cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Xcerra Common Stock (other than Excluded Shares) ceased to have any rights with respect thereto other than the right to receive the Merger Consideration.

ITEM 5.01	Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time and as a result of the Merger, a change in control of the Company occurred and the Company is now a subsidiary of Cohu. The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of organization and bylaws of the Surviving Corporation until their resignation or removal or until their respective successors are duly elected or appointed and qualified, whichever is earlier. Additionally, at the Effective Time, the officers of the Company immediately prior to the Effective Time became the initial officers of the Surviving Corporation, each to hold office in accordance with the articles of organization and bylaws of the Surviving Corporation until their resignation or removal or until their respective successors are duly appointed, whichever is earlier.

On October 1, 2018, in connection with the consummation of the Merger, each of Roger G. Blethen, David G. Tacelli, Mark S. Ain, Roger J. Maggs, Jorge Titinger and Bruce R. Wright ceased to be directors of the Company.

On October 1, 2018, in connection with the consummation of the Merger, each of Jeffrey D. Jones, Luis A. Müller and Thomas D. Kampfer became directors of the Company.

On October 1, 2018, (i) David G. Tacelli, the Company’s President and Chief Executive Officer, resigned from his position as an officer of the Company and (ii) Mark J. Gallenberger, the Company’s Chief Operating Officer and Chief Financial Officer, resigned from his position as an officer of the Company.

On October 1, 2018, effective as of immediately following the resignations of David G. Tacelli and Mark J. Gallenberger, (i) Luis A. Müller was appointed as President of the Company and (ii) Jeffrey D. Jones was appointed Vice President, Finance, Treasurer and Chief Financial Officer of the Company

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the articles of organization of the Company were amended and restated in their entirety as set forth in Exhibit 3.1 attached hereto and incorporated by reference. Additionally, at the Effective Time and pursuant to the Merger Agreement, the bylaws of the Company were amended and restated in their entirety as set forth on Exhibit 3.2 attached hereto and incorporated by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of May 7, 2018, by and among Cohu, Inc., Xavier Acquisition Corporation and Xcerra Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2018).

3.1	Amended and Restated Articles of Organization of Xcerra Corporation.

3.2	Amended and Restated Bylaws of Xcerra Corporation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

XCERRA CORPORATION
Date: October 1, 2018

	By:	/s/ Colin Savoy
	Name:	Colin Savoy
	Title:	General Counsel